UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 22, 2009

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

VMware, Inc. has named Dawn Smith as its Senior Vice President and General Counsel effective September 28, 2009. Ms. Smith joins VMware from Morrison & Foerster LLP where she has been a partner since January 2008 and served of counsel and as an associate since 2005, focusing on corporate and securities matters for public and private companies. From 1996 through 2005, Ms. Smith was an associate at Wilson Sonsini Goodrich & Rosati. Ms. Smith received her J.D. degree from Stanford Law School in 1996, her M.B.A. degree from Providence College in 1993 and her B.S. degree from the United States Naval Academy in 1986.

Ms. Smith succeeds Rashmi Garde who departed from her role as Vice President and General Counsel on September 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2009

VMWARE, INC.

By:	/s/ Mark S. Peek
Mark S. Peek
Senior Vice President and Chief Financial Officer